Exhibit 10.1


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                              INVACARE CORPORATION
                         EXECUTIVE INCENTIVE BONUS PLAN

                                    ARTICLE I

                            THE PLAN AND ITS PURPOSE

     1.1. Adoption of Plan. This Invacare Corporation Executive Incentive Bonus Plan (hereinafter referred to as the "Plan") is hereby adopted by Invacare Corporation (hereinafter referred to as the "Company"), effective as of January 1, 2005, in order to set forth the terms and provisions of the annual incentive bonus program of the Company applicable to selected key employees of the Company (as hereinafter defined) on and after such date.

     1.2. Purpose. The purpose of the Plan is (a) to provide an incentive to selected key employees of the Company in order to encourage them with short-term financial awards to improve the Company's operating results, (b) to enable the Company to recruit and retain such key employees by making the Company's overall compensation program competitive with compensation programs of companies with which the Company competes for executive talent and (c) to satisfy the requirements of Section 162(m) of the Code (as hereinafter defined) so that the deductibility of awards hereunder will not be limited by such Section 162(m).

                                   ARTICLE II

                                   DEFINITIONS

     Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

     2.1. "Affiliate" means, except as otherwise provided in Section 2.3, any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board in its discretion.

     2.2. "Board of Directors" means the Board of Directors of the Company as it may be constituted from time to time.

     2.3. "Change in Control" means the happening of any of the following events:

          Any person or entity (other than any employee benefit plan or employee stock ownership plan of the Company, or any person or entity organized, appointed, or established by the Company, for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of thirty percent (30%) or more of the total outstanding voting power of the Company, as reflected by the power to vote in connection with the election of directors, or commences or publicly announces an intent to commence a tender offer or exchange offer the consummation of which would result in the person becoming the Beneficial Owner of thirty percent (30%) or more of the total outstanding voting power of the Company as reflected by the power to vote in connection with the election of directors. For purposes of this Section 2.3, the terms "Affiliates," "Associates," and "Beneficial Owner" will have the meanings given them in the Rights Agreement, dated as of April 2, 1991, between the Company and National City Bank, as Rights Agent, as amended from time to time.

          At any time during a period of twenty-four (24) consecutive months, individuals who were directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors, unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who are in office at the time of the election or nomination and were either directors at the beginning of the period or are continuing directors.

     A record date is established for determining shareholders entitled to vote upon:

A merger or consolidation of the Company with another corporation (which is not an affiliate of the Company) in which the Company is not the surviving or continuing company or in which all or part of the outstanding common shares are to be converted into or exchanged for cash, securities, or other property;

a sale or other disposition of all or substantially all of the assets of the Company; or

the dissolution or liquidation (but not partial liquidation) of the Company.

     2.4. "Code" means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other pronouncements promulgated thereunder. Whenever a reference is made herein to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.

     2.5. "Committee" means the Compensation, Management Development and Corporate Governance Committee of the Board of Directors as it may be constituted from time to time; provided that if at any time the Compensation, Management Development and Corporate Governance Committee is not composed solely of Outside Directors, "Committee" shall mean the committee consisting of at least three (3) Outside Directors appointed by the Board of Directors to administer the Plan.

     2.6. "Company" means Invacare Corporation, an Ohio corporation, or any successor organization.

     2.7 "Director" means any member of the Board of Directors.

     2.8. "Disability" means that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

     2.9.  "Eligible  Employee" has the meaning ascribed to such term in Section
3.1 hereof.

     2.10. "Incentive Bonus" means the payment earned by a Participant under the Plan as determined in accordance with Article VI.

     2.11. "162(m) Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code, which, generally means an individual who as of the last day of the Taxable Year is:

          (a) the Chief Executive Officer of the Company, or

          (b) among the four highest compensated officers of the Company other than the Chief Executive Officer.

     2.12. The words "Outside Director" mean any member of the Board who meets the definition of "outside director" set forth in Section 162(m) of the Code and the definition of "non-employee director" set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service and Securities and Exchange Commission, respectively.

     2.13. "Participant" means an Eligible Employee selected by the Committee for participation in the Plan pursuant to Section 3.2 hereof.

     2.14.  "Performance Goals" has the meaning ascribed to such term in Section
5.1 hereof.

     2.15. "Performance Goals Date" means the date on which the Committee establishes the Performance Goals for a calendar year which date may be no later than March 31 of such calendar year.

     2.16. "Plan" means the Invacare Corporation Executive Incentive Bonus Plan as adopted herein and as constituted from time to time hereafter.

     2.17. "Retirement" means a Participant's retirement from active employment with the Company or an Affiliate at or after his attainment of age sixty-five
(65) or "normal retirement age" as defined in the Company's qualified retirement plan(s).

     2.18 "Taxable Year" means the tax year of the Company which currently is the calendar year.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     3.1. Eligibility. All officers of the Company (each an "Eligible Employee") are eligible to be selected to participate in the Plan.

     3.2.   Participation.   The   following   rules  shall  be   applicable  to
participation in this Plan by an Eligible Employee:

          (a) Designation. Subject to Subsection (c) of this Section 3.2, the Committee shall, in its discretion, designate the Eligible Employees, if any, who will participate in the Plan for each calendar year. Each Eligible Employee approved for participation will be notified of his or her selection as soon after approval as is practicable.

          (b) Participation For Employees Hired After Commencement Of Calendar Year. Subject to Subsection (c) of this Section 3.2, an Eligible Employee whose employment with the Company commences after the first day of a calendar year and who remains actively employed through the end of the calendar year may, at the Committee's discretion, participate in the Plan for the calendar year on a pro rata basis or on such other basis as the Committee shall determine.

          (c) No Right To Participate. No Participant or Eligible Employee has or at any time will have any right hereunder to be selected for current or future participation in the Plan. Notwithstanding the foregoing or any other provision hereof, the Committee's right to select Participants shall be subject to the terms of any employment agreement between the Company and the Participant or Eligible Employee.

                                   ARTICLE IV

                               PLAN ADMINISTRATION

     4.1. Responsibility. The Committee has total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

     4.2. Authority of the Committee. The Committee has and will have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing, the Committee has the exclusive right to (a) interpret the Plan,
(b) determine eligibility for participation in the Plan, (c) decide all questions concerning eligibility for and the amount of Incentive Bonus payable under the Plan, (d) determine Performance Goals under the Plan and, before payment of any Incentive Bonus hereunder, evaluate performance and certify whether Performance Goals and any other material terms were in fact satisfied,
(e) construe any ambiguous provision of the Plan, (f) correct any default, (g) supply any omission, (h) reconcile any inconsistency, (i) issue administrative guidelines as an aid to administer the Plan, (j) make such rules as it deems necessary for carrying out the purpose of the Plan and to make changes in such rules as it from time to time deems proper, (k) promulgate such administrative forms as it from time to time deems necessary or appropriate for administration of the Plan, and (l) decide any and all questions arising in the administration, interpretation and application of the Plan.

     4.3. Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Incentive Bonus under the Plan. It is the intent of the Company in establishing the Plan that the decisions of the Committee and its action with respect to the Plan will be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

     4.4. Section 162(m) of the Code. With regard to all 162(m) Employees, the Plan shall for all purposes be interpreted and construed in order to assure compliance with the provisions of Section 162(m) of the Code.

     4.5.   Delegation  of   Authority.   Only  the  Committee  may  select  for
participation, set Performance Goals for, and determine satisfaction of Performance Goals and other material facts with respect to Participants who are 162(m) Employees. Except for such limitation and to the extent not otherwise prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons.

                                    ARTICLE V

                        PERFORMANCE GOALS AND MEASUREMENT

     5.1. Definition of Performance Goals. Incentive Bonuses under this Plan will be paid solely on account of the attainment of one or more preestablished (as provided in Section 5.2 hereof), objective Performance Goals for a calendar year or other predetermined period. A Performance Goal is a target level or levels of performance. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met. Performance Goals can be based on one or more business criteria that apply to the Participant, a business unit, or the Company and related entities as a whole. Such business criteria could include, for example, stock price, net sales, income from operations, earnings before income tax, earnings per share, cost controls, return on assets, or return on net assets employed. A Performance Goal need not, however, be based upon an increase or positive result under a business criterion and may include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to a specific business criterion). A Performance Goal shall not include the mere continued employment of the Participant.

     The Performance Goal shall state, in terms of an objective formula or standard, the method of computing the amount of the Incentive Bonus payable to the Participant if the Performance Goal is attained. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount of the Incentive Bonus. In addition, the formula or standard must specify the individual Participants or class or group of Participants to which it applies.

     The terms of the objective formula or standard shall preclude discretion to increase the amount of Incentive Bonus that would otherwise be due upon attainment of the goal except to the extent the amount is related to other compensation and then only to the extent permitted by Section 162(m) of the Code to the extent applicable. The objective formula may grant the Committee discretion to reduce or eliminate the Incentive Bonus otherwise due upon attainment of the Performance Goal, provided that such negative discretion is expressly set forth at the time of establishment of the Performance Goal and provided that exercise of such negative discretion with respect to a Participant does not result in an increase in the Incentive Bonus to another Participant.

     The Plan's Performance Goals shall be established by action of the Committee not later than the time specified in Section 5.2 hereof. The Committee shall retain the discretion to change the targets under the Performance Goals subject to the restrictions of Section 162(m) of the Code, to the extent applicable.

     5.2. Establishment of Performance Goals. Except as hereinafter provided in this Section 5.2, the Committee will, on or before the 90th day of the calendar year, and while the outcome is substantially uncertain, establish in writing (a) the Performance Goal or Goals applicable to such calendar year and identify the Participant or group of Participants to whom such Performance Goal or Goals are applicable and (b) if more than one Performance Goal for such calendar year is established, the weighting of the Performance Goals. If, for a given calendar year, the Committee shall not establish new Performance Goals for a Participant or group of Participants on or before the 90th day of the calendar year, the Performance Goals for the immediately preceding calendar year shall be deemed to be the Performance Goals established by the Committee for such calendar year for such Participant or group of participants.

     In addition to, or in lieu of, use of the calendar year as a performance period to measure attainment of a Performance Goal, the Committee may, not later than the 90th day after the commencement of the period of service to which the Performance Goal relates, establish one or more Performance Goals for one or more Participants or groups of Participants for such other period. Any such Performance Goal may not be established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed, and while the outcome is substantially uncertain.

     5.3. Adjustments to Performance Goals. The Committee may, at any time during the first 90 days of a calendar year (or such other period as provided in
Section 5.2 hereof), or, subject to the second paragraph of this Section 5.3 hereof, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a Performance Goal for such calendar year (or such other period) in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

     Notwithstanding the foregoing, to the extent the exercise of such authority after the first 90 days of a calendar year (or such other period as provided in Section 5.2 hereof) would cause the Incentive Bonuses granted to the 162(m) Employees for the calendar year (or such other period) to fail to qualify as "performance-based compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not 162(m) Employees.

                                   ARTICLE VI

                             INCENTIVE BONUS AWARDS

     6.1.  Incentive  Opportunity.  During the  applicable  period  specified in
Section 5.2 hereof, the Committee shall determine and set forth in writing the amount of, or method for, calculating the Incentive Bonus that may be payable to each Participant under the Plan. The amount of an Incentive Bonus payable to a Participant will depend upon the level of attainment of the Performance Goals for such calendar year (or such shorter period as provided in Section 5.2 hereof) or whether the Performance Goals for such calendar year were attained.

     6.2. Certification of Attainment of Performance Goals. The Committee shall certify attainment of Performance Goals, and other material facts, and shall calculate the amount of Incentive Bonus and authorize payment in accordance with the following procedure. As soon as practicable after the Company's financial results for the relevant calendar year or other performance period have been finalized, the Committee will certify in writing the attainment of the Performance Goals established for the calendar year (or other performance period) and other material facts and will calculate (or certify the calculation
of) the Incentive Bonus, if any, payable to each Participant pursuant to Section
6.1 hereof. Such Incentive Bonus shall be paid to the Participant as soon thereafter as reasonably practicable but not later than the March 15 following the calendar year which served as the performance period upon which the Incentive Bonus is based.

     6.3. Form of Payment. All Incentive Bonuses under the Plan will be paid in cash and shall be subject to such terms, conditions, restrictions and limitations (including, but not limited to, restrictions on alienation and vesting) as the Committee may determine, provided that such terms, conditions, restrictions and limitations are not inconsistent with the terms of the Plan.

     6.4. Termination of Employment Due to Disability, Death or Retirement. If a Participant's employment is terminated prior to the date upon which an Incentive Bonus is paid pursuant to Section 6.2 hereof by reason of his Disability, Retirement or death, the Participant shall be eligible to receive a prorated Incentive Bonus for the calendar year in which such termination of employment occurs.

     6.5. Other Terminations of Employment. Unless the Committee shall determine otherwise in its sole discretion, if a Participant's employment is terminated prior to the date on which Incentive Bonuses for the calendar year, or other performance period, are paid (other than as provided in Section 6.4 and 6.6 hereof), the Participant's participation in the Plan shall end, and the Participant shall not be entitled to any Incentive Bonus for such calendar year.

     6.6. Payment Following a Change in Control. In the event of a Change in Control, notwithstanding anything contained herein to the contrary, the Company shall pay each Participant who is participating in the Plan at the time of such Change in Control a single sum cash payment equal to the greater of (a) the target-level Incentive Bonus that would have been paid if the Performance Goal for the calendar year in which the Change in Control occurs had been achieved, or (b) the Incentive Bonus that would have been paid to the Participant if the Performance Goal that was actually achieved during the portion of the calendar year which occurs prior to the Change in Control is annualized for the entire calendar year. Further, all terms, conditions, restrictions and limitations in effect on any outstanding Incentive Bonus shall immediately lapse on the date of such Change in Control. For purposes of this Plan, the Committee has and will have the sole discretion to determine whether and the date on which a Change in Control occurred or is occurring. Notwithstanding the foregoing, a Participant shall receive no additional payment pursuant to this Section 6.6 if, pursuant to any employment or similar agreement between the Company or other Affiliate and such Participant, the Participant is entitled to receive any payment under this Plan in connection with such Change in Control.

     6.7. Limitations on Payments. Notwithstanding any provision herein to the contrary, (a) no Incentive Bonus will be paid for a calendar year, or other performance period, in which performance fails to attain or exceed any minimum level established for any of the Performance Goals; and (b) no Incentive Bonus payable to a Participant for a calendar year shall exceed $5,000,000.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1. Employment. Nothing in this Plan will interfere with or limit in any way the right of the Company to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

     7.2. Nonassignability. No Incentive Bonus under this Plan may be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge or encumbrance, nor may any Incentive Bonus be payable to anyone other than the Participant to whom it was granted (other than by will or the laws of descent and distribution).

     7.3. Laws Governing. This Plan is to be construed in accordance with and governed by the laws of the State of Ohio.

     7.4. Withholding Taxes. The Company may deduct from all payments under this Plan any federal, state or local other taxes or other amounts required by law to be withheld with respect to such payments.

     7.5. Plan Binding on Company and Successors. This Plan will be binding upon and inure to the benefit of the Company, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

     7.6. Amendment and Termination. The Committee may suspend or terminate this Plan at any time with or without prior notice. In addition, the Committee may, from time to time and with or without prior notice, amend this Plan in any manner but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of the Company pursuant to applicable laws, regulations or exchange requirements, specifically including Section 16 of the Exchange Act or Section 162(m) of the Code.

     7.7. Compliance with Section 162(m). If any provision of this Plan would cause the Incentive Bonuses granted to a 162(m) Employee to fail to constitute qualified "performance-based compensation" under Section 162(m) of the Code for any calendar year, that provision, insofar as it pertains to the 162(m) Employee, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

     7.8. Shareholder Approval Pursuant to 162(m). The material terms under which Incentive Bonuses are to be paid, including the Performance Goals, will be disclosed to shareholders of the Company in advance of the 2005 annual meeting of shareholders. Unless, at that meeting, in a separate shareholder vote, this Plan is approved by a majority of the vote in such separate shareholder vote, no Incentive Bonus shall be paid hereunder to any 162(m) Employee. Furthermore, no Incentive Bonus shall be payable under this Plan to any 162(m) Employee prior to such vote.